As filed with the Securities and Exchange Commission on August 14, 2002

Registration No. 333-47641

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Union Planters Mortgage Finance Corp.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

62-1712370

(I.R.S. Employer Identification No.)

6200 Poplar Avenue

Memphis, Tennessee 38119

(901) 580-6000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

E. James House, Jr., Esq.

Secretary and Manager of the Legal Department

Union Planters Corporation

6200 Poplar Avenue

Memphis, Tennessee 38119

(901) 580-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________________________

Copy to:

Cynthia W. Young, Esq.

Wyatt, Tarrant & Combs, LLP

2800 PNC Plaza, 500 W. Jefferson Street

Louisville, Kentucky 40202

(502) 589-5235

_________________________________________________

Approximate date of commencement of proposed sale to the public: Not Applicable

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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This Post-Effective Amendment No. 1 to Form S-11 shall become effective in accordance with Section 8(c) of the Securities act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-11 (No. 333-47641) (as amended, the "Registration Statement") is being filed by Union Planters Mortgage Finance Corp. (the "Company") to deregister $100,000,000 of the Company's securities (consisting of mortgage pass-through certificates and collateralized mortgage bonds) that remain unsold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, and the State of Tennessee, on the 14 day of August, 2002.

UNION PLANTERS MORTGAGE FINANCE CORP.

By: _/s/ Lou Ann Poynter___________________________

Name: Lou Ann Poynter

Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE         DATE

/s/ Lou Ann Poynter         August 14, 2002

Lou Ann Poynter

President and Chief Executive

Officer (Principal Executive Officer)

/s/ Douglas R. Miller          August 14, 2002

Douglas R. Miller

Vice President and Secretary (Principal

Financial and Accounting Officer)

/s/ Leslie M. Stratton          August 14, 2002

Leslie M. Stratton

Director

/s/ John E. Gnuschke         August 14, 2002

John E. Gnuschke

Director